UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  April 30, 2018

vTv Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37524 (Commission File No.)	47-3916571 (IRS Employer Identification No.)

4170 Mendenhall Oaks Pkwy High Point, NC 27265 (Address of principal executive offices)

(336) 841-0300

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01 Failure to Satisfy a Continued Listing Rule or Standard

On May 2, 2018, vTv Therapeutics Inc. (the “Company”) received a letter from The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that it is not in compliance with the requirement of NASDAQ Rule 5450(b)(2)(A) as a result of the market value of the Company’s listed securities (“MVLS”) being below $50 million for 30 consecutive business days. This notification has no effect on the listing of the Company’s Class A common stock (“Class A Common Stock”) on The NASDAQ Global Market at this time.

In accordance with NASDAQ Listing Rule 5810(c)(3)(C), the Company has 180 calendar days, or until October 29, 2018, to regain compliance with NASDAQ Listing Rule 5450(b)(2)(A). Compliance can be achieved automatically and without further action if the MVLS is at or above $50 million for a minimum of 10 consecutive business days at any time during the 180-day period.  If the Company does not regain compliance during such period, subject to an appeals process, the Class A Common Stock may be removed from The NASDAQ Global Market.

The Company intends to monitor its MVLS actively and is currently evaluating its available options to regain compliance with NASDAQ Listing Rule 5450(b)(2)(A).

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 30, 2018, vTv Therapeutics Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”).  The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below:

(1)

The Company’s stockholders elected the nominees listed below to the Company’s Board of Directors, each to serve for a term to expire at the Company’s 2019 annual meeting of stockholders or until their successors are duly elected and qualified based on the following results of the voting:

Director Nominee	For	Against	Withheld	Broker Non-Votes
Jeffrey B. Kindler	28,125,322	—	1,046,936	2,554,325
Steven M. Cohen	28,301,990	—	870,268	2,554,325
John A. Fry	29,073,403	—	98,855	2,554,325
Paul M. Meister	28,303,616	—	868,642	2,554,325
Craig C. Parker	29,069,361	—	102,897	2,554,325
Paul G. Savas	28,307,606	—	864,652	2,554,325
Noel J. Spiegel	29,075,967	—	96,291	2,554,325
Howard L. Weiner	29,072,653	—	99,605	2,554,325

(2)	The appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 was ratified based on the following results of the voting:
For	Against	Abstain
31,573,308	130,514	22,761

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VTV THERAPEUTICS INC.

By:	/s/ Rudy C. Howard
Name:	Rudy C. Howard
Title:	Chief Financial Officer

Dated: May 4, 2018